Exhibit 99.3

EDGAR ONLINE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements assume the merger between UBM Acquisition Corp., Inc., a wholly owned subsidiary of EDGAR Online, Inc., and UBmatrix, Inc. and the sale of Series C Stock pursuant to the stock purchase agreement. The unaudited pro forma condensed combined financial statements are based on the historical financial statements of EDGAR Online, Inc. and subsidiaries, and UBmatrix, Inc., after giving effect to the merger agreement between EDGAR Online, Inc. and UBmatrix, Inc. and the Series C Preferred Stock Purchase Agreement, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed combined balance sheets as of June 30, 2010 are presented as if the merger had occurred on June 30, 2010. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2010, and the year ended December 31, 2009, are presented as if the merger with UBmatrix, Inc. had occurred on January 1, 2009, with recurring acquisition-related adjustments reflected in the condensed combined statements of operations for each of the periods presented.

Determination of the merger and stock purchase consideration (purchase price) and allocations of such purchase price used in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates and assumptions. Any change could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with: (a) our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010; (b) the audited historical financial statements of UBmatrix, Inc. for the years ended September 30, 2009 and 2008, included elsewhere herein; (c) the historical unaudited financial statements of UBmatrix, Inc. as of June 30, 2010 and for the three and nine months ended June 30, 2010 and June 30, 2009 included elsewhere herein; (d) the historical unaudited financial statements of UBmatrix, Inc. as of March 31, 2010 and for the three and six months ended March 31, 2009 and 2010 included elsewhere herein; and (e) other information pertaining to EDGAR Online, Inc. and UBmatrix, Inc. contained in this proxy statement.

EDGAR ONLINE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share data)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	EDGAR Online, Inc.	Ubmatrix, Inc.*	Total
Revenues	$19,174	$3,943	$23,117	$—		$23,117
Cost of revenues	4,653	61	4,714	—		4,714

Gross profit	14,521	3,882	18,403	—		18,403

Operating expenses:
Sales and marketing	3,117	1,466	4,583	—		4,583
Product development	1,878	2,617	4,495	—		4,495
General and administrative	7,849	1,114	8,963	1,059	(f)	10,022
Severance costs	57	—	57	—		57
Depreciation and amortization	2,195	57	2,252	336	(i)	2,588

	15,096	5,254	20,350	1,395		21,745

Loss from operations	(575)	(1,372)	(1,947)	(1,395)		(3,342)
Interest expense, net	(375)	(1,425)	(1,800)	1,425	(j)	(375)

Net loss	(950)	(2,797)	(3,747)	30		(3,717)
Accrued dividends and accretion on preferred stock	—	(85)	(85)	(635	)(k)	(720)

Net loss to common shareholders	$(950)	$(2,882)	$(3,832)	$(605)		$(4,437)

Net loss per common share—basic	$(0.04)					$(0.15)

Net loss per common share—diluted	$(0.04)					$(0.15)

Weighted average shares outstanding—basic	26,760			2,685	(l)	29,445

Weighted average shares outstanding—diluted	26,760			2,685	(l)	29,445

*	Ubmatrix, Inc. operates on a fiscal year ended September 30. The above illustration includes information derived from the audited financial statements of Ubmatrix for the fiscal year ended September 30, 2009, which is within 93 days of the reporting period of EDGAR Online, Inc. permitted under SEC reporting guidelines.

EDGAR ONLINE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2010

(In thousands, except per share data)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	EDGAR Online, Inc.	Ubmatrix, Inc.	Total
Revenues	$9,386	$1,105	$10,491	$—		$10,491
Cost of revenues	3,462	36	3,498	—		3,498

Gross profit	5,924	1,069	6,993	—		6,993

Operating expenses:
Sales and marketing	1,436	772	2,208	—		2,208
Product development	832	1,270	2,102	—		2,102
General and administrative	4,165	980	5,145	—		5,145
Severance costs	227	—	227	—		227
Depreciation and amortization	1,388	—	1,388	168	(i)	1,556

	8,048	3,022	11,070	168		11,238

Loss from operations	(2,124)	(1,953)	(4,077)	(168)		(4,245)
Interest expense, net	(156)	(1,195)	(1,351)	1,195	(j)	(156)

Net loss	(2,280)	(3,148)	(5,428)	1,027		(4,401)
Dividends and accretion on preferred stock	(603)	(20)	(623)	(340	)(k)	(963)

Net loss to common shareholders	$(2,883)	$(3,168)	$(6,051)	$687		$(5,364)

Net loss per common share—basic	$(0.11)					$(0.18)

Net loss per common share—diluted	$(0.11)					$(0.18)

Weighted average shares outstanding—basic	26,908			2,685	(l)	29,593

Weighted average shares outstanding—diluted	26,908			2,685	(l)	29,593

Supplementary Information:
Net book value per common share	$(0.04)	$(4.01)				$(0.07)

Net book value per common share assuming conversion of preferred shares	$0.35	$(0.14)				$0.45

EDGAR ONLINE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2010

(In thousands)

	Historical			Pro Forma Adjustments		Pro Forma Combined
	EDGAR Online, Inc.	Ubmatrix, Inc.	Total
ASSETS
Current assets:
Cash and cash equivalents	$10,847	$1,171	$12,018	$2,175	(a)	$14,193
Short term investments	226	—	226	—		226
Accounts receivable, net	3,031	184	3,215	—		3,215
Prepaid expenses and other current assets	240	270	510	—		510

Total current assets	14,344	1,625	15,969	2,175		18,144

Property and equipment, net	3,514	31	3,545	—		3,545
Goodwill	2,189	—	2,189	3,479	(b)	5,668
Other Intangible assets, net	1,083	36	1,119	1,678	(b)	2,797
Other assets	454	56	510	—		510

Total assets	$21,584	$1,748	$23,332	$7,332		$30,664

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,888	$512	$3,400	$—	(c)	$3,400
Deferred revenues	3,227	1,665	4,892	(1,332	)(c)	3,560
Convertible note payable	—	5,914	5,914	(5,914	)(d)	—
Current portion of long term debt	1,687	—	1,687	—		1,687

Total current liabilities	7,802	8,091	15,893	(7,246)		8,647
Long term debt, net	—	—	—	—		—
Other long term liabilities	242	2,718	2,960	(2,718	)(d)	242

Total liabilities	8,044	10,809	18,853	(9,964)		8,889

Redeemable Preferred stock	11,582	16,251	27,833	(9,956	)(e)	17,877

Stockholders’ Equity:
Common stock	279	—	279	26	(f)	305
Additional Paid in capital	74,431	—	74,431	2,364	(f)	76,795
Treasury stock	(71,066)	—	(71,066)	—		(71,066)
Accumulated deficit	(1,686)	—	(1,686)	(450	)(g)	(2,136)
Net deficit of UBmatrix, Inc.	—	(25,312)	25,312)	25,312	(h)	—

Total stockholders’ equity	1,958	(25,312)	(23,354)	27,252		3,898

Total liabilities, redeemable preferred stock and stockholders’ equity	$21,584	$1,748	$23,332	$7,332		$30,664

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BASIS OF PRO FORMA PRESENTATION (in thousands, except share and per share amounts)

On June 23, 2010, EDGAR Online, Inc. (“EDGAR” or the “Company”) and UBM Acquisition Corp., a Washington corporation and a wholly owned subsidiary of EDGAR (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UBmatrix, Inc., a Washington corporation (“UBmatrix”).

Upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into UBmatrix with UBmatrix surviving as a subsidiary of EDGAR (the “Merger”). At the effective time of the Merger, all of the outstanding shares of capital stock of UBmatrix will be converted into the right to receive an aggregate of 74,379 shares of EDGAR Series C Convertible Preferred Stock (“EDGAR Series C Stock”) and an aggregate of 2,685,088 shares of EDGAR common stock (“EDGAR Common Stock”). The shares of EDGAR Common Stock to be issued are comprised of 1,495,032 shares that will be issued to the stockholders and current Chief Financial Officer of UBmatrix and 1,190,056 shares that will be issued to employees of UBmatrix that remain with the Company.

Under the Merger Agreement, the stockholders and employees of UBmatrix will receive an initial payment of approximately 74,379 shares of EDGAR Series C Stock and 1,063,046 shares of EDGAR Common Stock. A total of 1,622,042 shares of the common stock issued in the merger will be placed into an escrow account to secure the post-closing indemnification obligations of the UBmatrix stockholders. These shares will consist of 1,434,446 of the shares issuable to the stockholders of UBmatrix, as well as 187,596 of the shares issuable, subject to restrictions, to certain employees of UBmatrix who will be joining our company as of the closing. The merger consideration will be adjusted post-closing based on the difference, if any, between UBmatrix’s actual cash on hand at closing as compared to forecasted amounts.

The EDGAR Series C Stock and EDGAR Common Stock to be issued at closing will be issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). EDGAR will rely on representations made by the securityholders receiving EDGAR Series C Stock that they are acquiring the EDGAR Series C Stock and EDGAR Common Stock for investment and not with a view to the distribution of such shares in violation of applicable securities laws and that they have sufficient knowledge and experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the shares of EDGAR Series C Stock and EDGAR Common Stock, among others.

In connection with the Merger Agreement, on June 23, 2010, the Company entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Draper Fisher Jurvetson Fund VIII, L.P., Draper Fisher Jurvetson Partners VIII, LLC and Draper Associates L.P., providing for the issuance and sale of 12,637 shares of EDGAR Series C Stock at a purchase price of $100.00 per share. Each share of EDGAR Series C Stock shall be convertible into a number of shares of EDGAR Common Stock determined by dividing the sum of the purchase price per share plus accrued dividends by an initial conversion price of $1.4481 per share, subject to adjustment for stock splits, stock dividends, declared but unpaid dividends, and other items. The holders of the EDGAR Series C Stock shall be entitled to the number of votes equal to the number of shares of EDGAR Common Stock into which such holder’s EDGAR Series C Stock are convertible. The issuance will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The EDGAR Series C Stock contains a compounding, cumulative 11.44% per annum dividend payable upon conversion of the EDGAR Series C Stock. Following January 28, 2015, the dividend shall no longer accrue unless declared by the Board of Directors of the Company. The issuance of the EDGAR Series C Stock will occur simultaneously upon the Company’s closing of the Merger.

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

The unaudited pro forma condensed combined balance sheets as of June 30, 2010, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the condensed combined statements of operations for the three months ended June 30, 2010 are based on the historical financial statements of the Company and UBmatrix after giving effect to the principal terms of the Merger Agreement and the Purchase Agreement described above on a combined basis since the transactions are mutually dependent. UBmatrix has a fiscal year ending on September 30 and the Company reports on a calendar year basis. The accompanying presentation of the condensed combined statement of operations for the year ended December 31, 2009, includes the reported results of: a) the Company for the calendar year ended December 31, 2009 and b) UBmatrix for the fiscal year ended September 30, 2009 since this fiscal year end is within 93 days of the Company’s year end. The statement of operations of UBmatrix for the six months ended June 30,2010 is derived from the unaudited statements of operations of UBmatrix for the periods ended March 31, 2010 and June 30, 2010 included elsewhere herein.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the combined companies.

The estimation and allocation of purchase price used in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of the securities issued by the Company and UBmatrix’s assets and liabilities acquired. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company’s preliminary estimates, which could result in a material change to the amortization of intangible assets. Additionally, changes in cash, accounts receivable, and other financial or tangible assets and liabilities could differ substantially from June 30, 2010, which was the basis for developing the Company’s fair value estimates in the unaudited pro forma condensed combined financial statements.

UBMATRIX ACQUISITION AND SERIES C PREFERRED STOCK PURCHASE AGREEMENT

(A) INITIAL PURCHASE PRICE

Purchase Price:
Estimated fair value of 12,637 shares of Series C redeemable preferred stock	$898
Estimated fair value of 74,379 shares of Series C redeemable preferred stock	5,397
Estimated fair value of 1,495,032 shares of common stock	1,331

$7,626

Fair Value of Series C Stock:

The Company has agreed to issue 74,379 shares of newly designated EDGAR Series C Stock at closing as part of the merger consideration. The EDGAR Series C Stock is originally convertible into 5,129,573 shares of EDGAR Common Stock when issued based on a conversion rate of $1.4481 per share, subject to adjustment. The EDGAR Series C Stock carries a dividend of approximately 11.44% until January 28, 2015 payable in additional convertible preferred shares. Including dividends, the EDGAR Series C Stock will ultimately be convertible into 8,128,530 shares of EDGAR Common Stock. The Company will also sell, for $2 million cash, an additional

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

12,673 shares of EDGAR Series C Stock originally convertible into 871,546 shares of EDGAR Common Stock and, with dividends, ultimately convertible into 1,381,088 shares of EDGAR Common Stock. The Merger Agreement and the Purchase Agreement are mutually dependent and have been combined for purposes of this illustration. Further, for purposes of this illustration and in accordance with the provisions of ASC 805- Business Combinations, the Company has estimated the “fair market value” of the EDGAR Series C Stock based on the characteristics of the security. For financial reporting purposes, the Company will obtain an independent appraisal of the EDGAR Series C Stock if and when issued, which amount may be greater or less than the fair market value estimated for purposes of this pro forma presentation.

Fair value of EDGAR Common Stock

The Company has also agreed to issue a total of 2,685,088 shares of EDGAR Common Stock as consideration for the Merger of which 1,495,032 will be issued to stockholders of UBmatrix and one employee of UBmatrix not continuing with the Company and 1,190,056 will be issued to employees of UBmatrix that remain with the Company. The shares to be issued to the employees will be issued pursuant to the Company’s 2005 Stock Award and Incentive Plan and will be treated as compensation expense in accordance with the provisions of ASC 718, Stock Compensation . The shares issued to the stockholders and the one employee of UBmatrix will be recorded as purchase consideration. For financial reporting purposes, and in accordance with the provisions of ASC 805, Business Combinations and related guidance thereto, the value of shares issued as consideration in a business combination is determined using the fair value at the acquisition date (determined in accordance with ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall ) by multiplying the number of shares issued by the closing quoted market price of the shares on the date the shares are issued. For purposes of this pro forma presentation, the closing price of $0.89 per share on September 20, 2010, the most recent practical date, was used in determining the fair market value of the EDGAR Common Stock issued. The closing price on the date the Merger is completed will be the relevant price in determining the value of the EDGAR Common Stock issued for financial reporting purposes, and may be substantially different than the fair market value calculated based on the closing price on the date of the announcement.

Changes in estimated fair value of EDGAR Series C Stock and EDGAR Common Stock:

Due to the normal volatility in the price of EDGAR Common Stock, the fair market value of the EDGAR Common Stock, as well as the fair market value of the EDGAR Series C Stock, that will be recorded for financial reporting purposes will likely be different than the amounts used in the accompanying pro forma condensed combined financial statements. A 50% increase or decrease in the trading price of the Company’s stock to $1.35 or $0.45, respectively, would result in the following fair values of the shares issued as merger consideration in connection with the Merger:

	Trading price of common stock
Fair value of merger consideration:
	$0.89	$1.35	$0.45

Estimated fair value of 12,637 shares of Series C redeemable preferred stock	$898	$1,347	$898
Estimated fair value of 74,379 shares of Series C redeemable preferred stock	5,397	8,096	5,397
Estimated fair value of 1,495,032 shares of common stock	1,331	2,018	673

	$7,626	$11,461	$6,968

Fair value of stock compensation expense:
Estimated fair value of 1,190,056 shares of common stock	$1,059	$1,607	$536

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

The fair market value of the EDGAR Series C Stock in this illustration is assumed to be the greater of: a) the fair market value as determined using the method indicated above or, or b) the assumed trading price of the EDGAR Common Stock multiplied by the number of shares that would be issuable upon conversion of the EDGAR Series C Stock issued upon closing of the Merger Agreement. The fair market value of the shares of EDGAR Common Stock is equal to the assumed trading price times the number of shares of EDGAR Common Stock issuable at closing.

(B) PRELIMINARY PURCHASE PRICE ALLOCATION

The total initial purchase price was allocated to UBmatrix’s tangible, identifiable intangible, and financial assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets over the purchase price will be recorded as goodwill. Based on preliminary estimates, the total initial purchase price will be allocated as follows:

Preliminary purchase price allocation:
Cash	$3,796
Accounts receivable	184
Other assets	326
property and equipment	31
Identifiable intangible assets	1,714
Goodwill	3,479
Accounts payable	(1,571)
Deferred revenue	(333)

Total preliminary purchase price allocation	$7,626

Cash, accounts receivable, other assets and property and equipment— The Company valued cash, accounts receivable, other assets and property and equipment at their respective carrying amount as of June 30, 2010 as the Company believes that these amounts approximate their current values. The Company has increased the historical carrying value of cash by the $0.625 million additional equity investment due related to the signing of the Merger Agreement by the current investors in UBmatrix and by $2 million proceeds from the Purchase Agreement, less estimated transaction fees of $450. The Company expects to make additional adjustments based upon the actual valuation of assets acquired and liabilities assumed as of the date of the acquisition.

Accounts Payable —The Company valued accounts payable at its carrying amount. In addition, accounts payable was increased by $1,059 to reflect the value of compensation payable to employees of UBmatrix that will be settled with the issuance of EDGAR Common Stock upon the closing of the Merger. Once the shares are issued to the employees, this liability will be reclassified as additional paid in capital.

Deferred Revenue— In accordance with the provisions of ASC 805—Business Combinations, the Company has estimated deferred revenue at fair market value which is defined as the cost to complete the respective contracts plus a standard gross profit margin. The historical carrying value of deferred revenue in the financial statements is comprised of deferred revenue related to software previously delivered and installed for which no future costs are anticipated, and deferred revenue related to ongoing maintenance and support services for which future costs are expected. Based on discussion with UBmatrix personnel, the Company has estimated that 20% of the historical deferred revenue is comprised of ongoing maintenance and support.

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

Identifiable intangible assets —Pursuant to the terms of the Merger Agreement, the Company will acquire certain intangible assets of UBmatrix including, but not limited to, trademarks, software, research and development in process, license agreements, workforce in place and non-compete agreements of certain key employees. For financial reporting purposes, if the Merger is completed the Company will engaged a valuation firm to assist it in identification and valuation of these intangible assets. For purposes of this pro forma analysis, the Company has estimated that one third of the excess of cost of the merger consideration determined above over the fair value of identifiable tangible and financial assets acquired net of liabilities assumed will be attributable to amortizable identifiable intangible assets acquired with an estimated average useful life of 5 years. The remainder of the excess of cost of merger consideration over the fair value of identifiable tangible, financial and intangible assets will be comprised of goodwill.

Goodwill— Goodwill represents the excess of the merger consideration over the net tangible and identifiable intangible assets expected to be acquired. Changes in the estimated fair market value of merger consideration, and changes to carrying amounts of assets and liabilities between June 30, 2010 and the closing of the Merger Agreement and changes resulting from the final valuation of identifiable intangible assets will result in changes to the purchase price allocated to goodwill.

PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

a.	Cash—The pro forma adjustments include $0.625 million in additional capital that the existing investors in UBmatrix have committed to make into UBmatrix relating to the Merger Agreement (an investment of $1.125 million has already been made and is included in the financial statements), and $2.0 million in proceeds from the sale of additional shares of Series C preferred stock which is anticipated upon closing of the Merger Agreement, less our anticipated costs related to the Merger Agreement and Purchase Agreement of $450.

b.	Identifiable intangible assets and goodwill—To record the difference between the preliminary fair value and the historical amounts of intangible assets of UBmatrix as follows:

	Historical Amount, net	Preliminary Fair Value	Increase (Decrease)	Annual Amortization	Estimated Life
Identifiable intangibles	$36	$1,714	$1,678	$336	5 years
Goodwill	—	3,479	3,479	—

	$36	$5,193	$5,157	$336

The pro rata pro forma adjustment for amortization for the six months ended June 30, 2010 is $168.

c.	Deferred Revenue—To record the estimated adjustment to fair market value of deferred revenue acquired as follows:

Carrying amount of UBmatrix deferred revenue	$1,665
Estimated future costs plus normal gross profit on service type contracts	(333)

Adjustment to deferred revenue	$1,332

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

Accounts Payable—To record the estimated value of compensation payable ($1,059) by UBmatrix that was reversed by crediting additional paid in capital, upon the closing of the Merger, by the issuance of 1,190,056 shares of EDGAR Common Stock.

d.	The existing liabilities on the books of UBmatrix relating to convertible notes payable and warrant liabilities will be extinguished upon closing of the Merger Agreement in exchange for merger consideration received by the respective investors.

e.	The net adjustment to redeemable preferred stock is comprised as follows:

Retirement of Ubmatrix redeemable preferred stock in respect of merger consideration	$(16,251)
Issuance of EDGAR Online Series C stock pursuant to merger agreement	5,397
Issuance of EDGAR Online Series C stock pursuant to stock purchase agreement	898

$(9,956)

f.	Issuance of 2,685,088 shares of EDGAR Common Stock, par value $0.01, with a total fair market value of $2,390 based on closing price of $0.89 per share on September 20, 2010. In addition, the liability for compensation payable to UBmatrix employees was reversed by crediting paid in capital.

The total amount is comprised as follows:

Reversal of compensation payable	$1,059
Merger consideration	1,331

$2,390

and is included in the accompanying pro forma condensed combined balance sheet as:

Common stock	$26
Additional paid in capital	2,364

$2,390

The stock compensation expense will be recorded over the one year vesting period of the underlying shares and has been included in the accompanying Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2009.

g.	Estimated deal costs of $450 to be paid by EDGAR Online in respect of the Merger Agreement and Purchase Agreement.

h.	To eliminate historical net deficit of UBmatrix.

i.	To record amortization expense relating to identifiable intangible assets acquired detailed in (b) above of $336 for the year ended December 31, 2009 and $168 for the six months ended June 30, 2010.

j.	To eliminate historical interest expense (which includes amortization of finance costs and debt discount) of UBmatrix relating to convertible note payable that is extinguished upon closing of the merger agreement.

EDGAR ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

k.	To record estimated dividends on EDGAR Online preferred stock issued in connection with the Merger Agreement and Stock Purchase Agreement, as well as to give effect in the year ended December 31, 2009 for other preferred stock issued by EDGAR Online in January 2010 as follows:

Estimated pro forma dividends on:	Face or Estimated Value	Dividend Rate	Year Ended December 31, 2009	Six Months Ended June 30, 2010
Series C preferred stock issued as merger consideration pursuant to the merger agreement	$5,397	11.44%	$617	$309
Series C preferred stock issued pursuant to the Stock Purchase Agreement	898	11.44%	103	51

	6,295		720	360

Series B preferred stock issued for cash in January, 2010	11,582	11.44%	—	— *

Total preferred stock - pro forma	$17,877		720	360

Less historical amount of UBmatrix, Inc.			(85)	(20)

Pro forma adjustment - dividends			$635	$(340)

*	No dividends, issuance costs or other features of the EDGAR Online Series B preferred stock issued in January 2010 are included in the adjustments for the year ended December 31, 2009 since they are not directly related to the merger. The annual amount and issuance costs related to the Series B preferred stock is approximately $1.3 million. The pro forma adjustment for the six months ended June 30, 2010 applies to the historical dividends and other features of UBmatrix, Inc. since the historical amounts of EDGAR reflect dividends and other features of the Series B shares issued in January 2010 which would not change.
l.	To record 2,685,088 common shares issued as consideration with respect to the Merger Agreement.

EDGAR ONLINE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS OF UBMATRIX, INC.

SIX MONTHS ENDED JUNE 30, 2010

(In thousands)

			Total
	Three Months Ended March 31, 2010	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Revenues	$501	$604	$1,105
Cost of revenues	17	19	36

Gross profit	484	585	1,069

Operating expenses:
Sales and marketing	372	400	772
Product development	587	683	1,270
General and administrative	322	658	980

	1,281	1,741	3,022

Loss from operations	(797)	(1,156)	(1,953)
Interest expense, net	(151)	(1,041)	(1,195)

Net loss	(948)	(2,200)	(3,148)
Dividends and accretion on preferred stock	(20)	—	(20)

Net loss to common stockholders	$(968)	$(2,200)	$(3,168)